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                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


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[_] Definitive Information Statement

                           PERRY'S MAJESTIC BEER, INC.
 -------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

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





                           PERRY'S MAJESTIC BEER, INC.
                              475 Park Avenue South
                            New York, New York 10022
             ------------------------------------------------------

                      INFORMATION STATEMENT TO STOCKHOLDERS
                                 MARCH 30, 1999

             -------------------------------------------------------

TO THE STOCKHOLDERS OF PERRY'S MAJESTIC BEER, INC.:

       NOTICE IS HEREBY GIVEN that on February 17, 1999, the Board of Directors of Perry's Majestic Beer, Inc., a Delaware corporation (the "Company"), by unanimous written consent, recommended an amendment (the "Charter Amendment") to the Company's Certificate of Incorporation to change the name of the Company from Perry's Majestic Beer, Inc. to Phlo Corporation. Holders of a majority of the outstanding shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), executed a written stockholder consent on March 1, 1999 approving the Charter Amendment, which consent shall become effective twenty
(20) days after the mailing of this Information Statement.

     This Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Charter Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C, and Section 228 of the Delaware General Corporation Law.

     The Charter Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on or about April 20, 1999 (the "Effective Date"). The new charter provision is set forth on page 2 of the Information Statement.

     The Information Statement is to be mailed on or about March 30, 1999 to the Company's stockholders as of such date (the "Mailing Date"). At the close of business on the Mailing Date, there were issued and outstanding 11,333,335 shares of Common Stock and 500,000 shares of Series A Preferred Stock. A list of stockholders entitled to receive notice will be open to examination by any stockholder, for any purpose germane to the notice, at the offices of Perry's Majestic Beer, Inc., 475 Park Avenue South, New York, New York 10022, during ordinary business hours for ten (10) days prior to the Effective Date.

                                      BY ORDER OF THE BOARD OF DIRECTORS OF
                                      PERRY'S MAJESTIC BEER, INC.



March 30, 1999                        By:
                                         --------------------------------------
                                         James B. Hovis, President and Chief
                                         Executive Officer

                           PERRY'S MAJESTIC BEER, INC.
                              475 Park Avenue South
                            New York, New York 10022


                              INFORMATION STATEMENT


                                  INTRODUCTION
                                  ------------

     This Information Statement is first being mailed on or about March 30, 1999 to the stockholders of Perry's Majestic Beer, Inc. (the "Company") as of such date (the "Mailing Date").

     Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in a corporation's Certificate of Incorporation, any action that may be taken at any special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation. The Company's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent. The Company's Bylaws explicitly authorize the use of written consents in lieu of both director and stockholder meetings. Written consents from holders of a majority of the Company's Common Stock are required to approve the Charter Amendment described in this Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                    -----------------------------------------

       On February 17, 1999, the Board of Directors of the Company recommended an amendment to the Company's Certificate of Incorporation (the "Charter Amendment") to change the name of the Company from Perry's Majestic Beer, Inc. to Phlo Corporation. The new charter provision is set forth on page 2 of this Information Statement. The Company has received written consents executed by holders of a majority of the outstanding shares of Common Stock approving and adopting the Charter Amendment, which Charter Amendment shall to become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on or about April 20, 1999 (the "Effective Date").

PURPOSE OF THE CHANGE OF CORPORATE NAME

     The Charter Amendment changes the Company's name from Perry's Majestic Beer, Inc. to Phlo Corporation. The Company believes that the new name better reflects its current line of business, which is the manufacture and distribution of non-alcoholic beverages and the distribution of applesauce and related products. The Company does not currently and does not in the future intend to manufacture or distribute beer or other alcoholic beverages. Accordingly, the Company's name will become Phlo Corporation on the Effective Date.

TEXT OF CHARTER AMENDMENT

     Article FIRST of the Certificate of Incorporation of the Company will be deleted and replaced by the following paragraph:

          "FIRST: The name of the corporation (hereinafter, the "Corporation") is Phlo Corporation."

EFFECTIVENESS OF CHARTER AMENDMENT

     The Company reserves the right, upon notice to stockholders, to abandon or modify the Charter Amendment at any time prior to the filing of the Certificate of Amendment with the Secretary of State on or about April 20, 1999.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

     The following table sets forth, as of the Mailing Date, certain information known to the Company with regard to the beneficial ownership of outstanding shares of the Company's voting stock by: (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares of the Company's voting stock; (ii) each director and named executive officer of the Company individually; and (iii) all directors and executive officers of the Company as a group.

Name and Address                                                   Shares of                    Percentage (%) of
of Beneficial Owner (1)                                      Common Stock Owned (2)             Common Stock (3)
-----------------------                                      ----------------------             ----------------
James B. Hovis (4)                                                 4,772,800                         40.33%

Anne P. Hovis (5)                                                  4,772,800                         40.33%

Edward J. Mathias (6)                                              3,227,200                         27.27%

Mark Butler (7)                                                      825,000                          6.52%

Robert J. Sipper (8)                                                 825,000                          6.52%

All officers and directors as a group
  (four persons) (7) (8)                                           6,422,800                         47.64%


--------------------------------
(1) The address of each Stockholder shown above except as otherwise indicated is c/o Perry's Majestic Beer, Inc., 475 Park Avenue South, New York, New York 10022.

(2) Based upon information supplied by officers, directors and principal stockholders, as well as Schedules 13G filed with the Securities and Exchange Commission. Unless otherwise noted, each person or group identified possesses sole voting and sole investment power with respect to such shares, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the Mailing Date, upon the exercise of options or warrants.

(3) Based upon 11,333,335 shares of Common Stock and 500,000 shares of Series A Preferred Stock (which is voting stock and convertible into Common Stock at the option of the holder) outstanding as of the Mailing Date and options or warrants to purchase shares of Common Stock which are exercisable by each listed individual within 60 days.

(4) Includes 3,139,200 shares as to which Mr. Hovis has sole voting power and 1,633,600 shares as to which he shares the power to dispose with his wife, Anne P. Hovis. Mr. Hovis is President, Chief Executive Officer and a Director of the Company.

(5) Includes 1,633,600 shares as to which Mrs. Hovis has sole voting power and 3,139,200 shares as to which she shares the power to dispose with her husband, James B. Hovis. Mrs. Hovis is Executive Vice President, General Counsel, Secretary and a Director of the Company.

(6) Mr. Mathias' address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2505.

(7) Includes options issued in December 1998 to purchase 425,000 shares of Common Stock, exercisable at $0.01 per share, options issued in January 1998 to purchase 200,000 shares of Common Stock, exercisable at $0.16 per share, options issued in September 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.50 per share, and options issued in June 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.875 per share. Mr. Butler is Vice President of Food Sales and a Director of the Company.

(8) Includes options issued in December 1998 to purchase 425,000 shares of Common Stock, exercisable at $0.01 per share, options issued in January 1998 to purchase 200,000 shares of Common Stock, exercisable at $0.16 per share, options issued in September 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.50 per share, and options issued in June 1997 to purchase 100,000 shares of Common Stock, exercisable at $0.875 per share. Mr. Sipper is the Chief Operating Officer and a Director of the Company.

                            RECENT CHANGE OF CONTROL
                            ------------------------

       On October 22, 1998, the Company entered into a letter of intent to acquire a minimum of 80% of the capital stock of a beverage company, X-Treem Products Corporation ("X-Treem"), through an exchange with the shareholders of X-Treem of up to 93% of the issued and outstanding shares of the Company's capital stock as of the closing of the exchange transaction, whereby X- Treem will become a subsidiary of the Company (the "Transaction"). Pursuant to the plan to acquire a minimum of 80% of the capital stock of X-Treem, on December 7, 1998, the Company acquired approximately 67% of the capital stock of X-Treem from the principal shareholders of X-Treem in exchange for approximately 68% of the issued and outstanding shares of the Company's capital stock. This was achieved through the issuance by the Company of an aggregate of 8,000,000 shares of its Common Stock to James B. Hovis, Anne P. Hovis and Edward J. Mathias, the former principal stockholders of X-Treem in exchange for their shares of X-Treem. The Company will complete the stock transaction with the shareholders of X-Treem through the issuance of additional shares of its capital stock to X-Treem shareholders in exchange for additional shares of their capital stock.

       Stockholder approval was not required under Delaware law to approve the Transaction. In addition, on December 2, 1998, by unanimous written consent of the directors of the Company, the membership of the Board of Directors of the Company was increased from three (3) to a maximum of eight (8) directors and James B. Hovis, Anne P. Hovis and Robert J. Corsaro, Jr., an officer of X-Treem, were elected to fill three of the newly-created vacancies.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Thus, the Company files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission ("SEC"). You may read, inspect and copy any documents filed by the Company with the SEC at the SEC's public reference facilities, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or in the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Company's filings can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

                                   PERRY'S MAJESTIC BEER, INC.


March 30, 1999                     By:
                                      ------------------------------------------
                                      James B. Hovis
                                      President and Chief Executive Officer












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